UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 27, 2010 (September 22, 2010)

TPC GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34727	20-0863618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 San Felipe, Suite 800, Houston, Texas 77056

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 627-7474

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 22, 2010, TPC Group LLC (“TPC LLC”), the principal subsidiary of TPC Group Inc., entered into a First Amendment to Amended and Restated Revolving Credit Agreement (the “First Amendment”) by and among TPC LLC, Texas Butylene Chemical Corporation, the financial institutions listed thereon and Deutsche Bank Trust Company Americas, as administrative agent for the lenders. The First Amendment modifies TPC LLC’s existing $175 million revolving credit facility to permit (i) the refinancing of TPC LLC’s existing $270 million term loan with up to $350 million of senior secured indebtedness, and (ii) subject to the terms of an Intercreditor Agreement, the existence of liens on TPC LLC’s property to secure such permitted senior secured indebtedness. Other material terms of the revolving credit facility, including the aggregate principal amount, interest rates and the maturity date, were not affected by the First Amendment and remain substantially the same.

The foregoing description of the First Amendment is qualified in its entirety by reference to such agreement, a copy of which is attached as Exhibit 4.1 to this Current Report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 22, 2010, TPC LLC entered into the First Amendment to Amended and Restated Revolving Credit Agreement, which is more fully described in Item 1.01 above and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	First Amendment to Amended and Restated Revolving Credit Agreement dated as of September 22, 2010 among TPC Group LLC and Texas Butylene Chemical Corporation, as Borrowers, the financial institutions listed thereon, as Lenders, and Deutsche Bank Trust Company Americas, as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPC GROUP INC.

Date: September 27, 2010	By:	/s/ Christopher A. Artzer
Christopher A. Artzer
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	First Amendment to Amended and Restated Revolving Credit Agreement dated as of September 22, 2010 among TPC Group LLC and Texas Butylene Chemical Corporation, as Borrowers, the financial institutions listed thereon, as Lenders, and Deutsche Bank Trust Company Americas, as Administrative Agent